Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of Medivation, Inc. (a development stage company) of our report dated February 12, 2007 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of Medivation, Inc. for the year ended December 31, 2006.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Singer Lewak Greenbaum & Goldstein LLP

Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California

August 2, 2007